FOR IMMEDIATE RELEASE NEWS

November 9, 2021 OTCQB: FTCO

FORTITUDE GOLD ANNOUNCES GOLDEN MILE RESOURCE

COLORADO SPRINGS – November 9, 2021 – Fortitude Gold Corp. (OTCQB: FTCO) (the “Company”) announced its maiden Mineral Resource estimate for its Golden Mile Property located in Mineral County, Nevada, U.S.A.  The Company’s Initial Assessment Technical Report Summary (“TRS”) on Golden Mile, conforming to the newly adopted Securities and Exchange Commission’s SK-1300 format, estimates in-situ ounces consisting of 78,500 Indicated gold ounces and 84,500 Inferred gold ounces.  The mineralization at Golden Mile remains open along strike and at depth.  Fortitude Gold is a gold producer, developer, and explorer with operations in Nevada, U.S.A.

HIGHLIGHTS

●	Indicated Mineral Resource of 78,500 gold ounces at 1.13 grams per tonne
●	Inferred Mineral Resource of 84,500 gold ounces at 1.10 grams per tonne
●	Mineralization remains open both on strike and at depth
●	Maiden Resource supported by 17,440 meters of drilling in 150 holes
●	Potential to expand Mineral Resource and or upgrade the Resource through additional infill and step-out drilling
●	Initial Mineral Resource located on patented claims
●	Condemnation drilling underway to confirm locations for heap leach pad, process facilities and waste storage facilities

Table 1.1 Mineral Resource Inventory at Golden Mile, Mineral County, Nevada, USA

(as of September 30, 2021)1 2 3 4

Class	Tonnes	Short Tons	Au (g/t)[5]	Au (opst)[6]	Au (oz)[7]
Indicated	2,160,000	2,380,000	1.13	0.033	78,500
Inferred	2,400,000	2,640,000	1.10	0.032	84,500
1.	Reported at a cutoff of 0.34 g/t Au (0.010 opst).
2.	Whole block diluted estimates are reported within an optimized pit shell.
3.	Mineral Resources do not have demonstrated economic viability.
4.	Totals may not sum exactly due to rounding.
5.	“g/t” = gram/metric tonne
6.	“Opst” = ounces per short ton
7.	“oz” = Troy ounce

Mr. Barry Devlin, Fortitude Gold’s Vice President of Exploration, commented, “We are excited to announce our maiden resource for the Golden Mile property.  We feel this initial resource has strong potential to expand and grow as we have additional infill targets within the patented claims, as well as step-out and step-down targets along both strike and depth at Golden Mile.  Our most recent infill drill program was successful in pulling many gold ounces from a previous Inferred category into the upgraded Indicated category.  It is likely with additional infill drilling many gold ounces currently in the Initial Assessment Report’s Inferred category may be converted and upgraded as well in future Mineral Resource Estimates.  It is exciting to have defined a potential open pit heap leach project in excess of one gram per tonne gold that remains open on strike and depth for likely expansion.”

“We are very pleased and excited with this initial Golden Mile Mineral Resource bringing us another large step closer to announcing a Golden Mile production decision,” stated Fortitude Gold’s CEO and President, Mr. Jason Reid.  “Our team has accomplished a great deal since acquiring the property nearly eighteen months ago.  We have now delineated an initial Mineral Resource from which to add to and build upon with further drilling.  Over the last year we have completed most all of the environmental base line background studies required for inclusion in the permitting process.  We have recently completed metallurgical test work indicating an open pit heap leach operation is possible.  We have identified and designed mine facility locations and are drilling condemnation holes to finalize project layout, and initial open pit designs and material processing are being optimized.  We will now be working towards estimated project capital requirements and economic assessments looking to cross the threshold of making a near term production decision and start the permitting process to build our second mine.”

Mr. Reid continued, “We do not plan to drill out the entire Golden Mile Resource before making a production decision.  The currently identified gold ounces in this Initial Mineral Resource, coupled with expansion potential from mineralization that remains open on strike and depth, could add upwards of an additional four or more years to our 40,000 ounce per year gold production profile.”

Mr. Reid stated, “We have always focused on a synergistic approach to our mining unit in Nevada, and we believe we will see the benefits of this approach with the potential development of Golden Mile.  By comparison, one of the more expensive and time-consuming aspects in permitting and constructing our operating Isabella Pearl mine was the ADR process facility, where gold loaded carbon is stripped and gold doré bars are produced.  We do not anticipate permitting or constructing another ADR plant at Golden Mile.  Our plan is to build a process plant that takes gold to the carbon phase and then truck the loaded carbon to the Isabella Pearl project’s permitted and operating ADR plant for final doré production.  This approach could substantially decrease project capital cost, permit time and construction timeframe in building our second mine.  We also look to achieve our second mine build using our cash treasury and keeping our capital structure intact from which to continue to distribute substantial cash dividends to shareholders.”

The full Initial Assessment TRS can be viewed and downloaded on the Company website using the following link:  https://www.fortitudegold.com/projects/reserves/

Mineral Resource

The modeling and estimation of Mineral Resources presented for the Golden Mile Project is based on technical data and information available as of September 30, 2021.  This report was prepared as an Initial Assessment TRS in accordance with the Securities and Exchange Commission’s S-K 1300 guidelines. The purpose of this TRS is to review the geology, mineralization, and previous work on the property, provide Mineral Resource estimates and prepare recommendations for further work.

Qualified Persons

The qualified persons who prepared this report are specialists in the fields of geology, exploration, and Mineral Resource estimation and classification. The following individuals, by virtue of their education, experience and professional association, are considered Qualified Persons (“QP”) for this report and are members in good standing of appropriate professional institutions. The QPs are either employees of FGC, not independent, or an independent consultant, independent of FGC. The qualified persons who prepared this report are Mr. Fred Brown, Mr. Barry Devlin and Ms. Joy Lester.  QP certificates of authors are provided in Appendix B of the full report.

About Fortitude Gold Corp.:

Fortitude Gold is a U.S. based gold producer targeting projects with low operating costs, high margins, and strong returns on capital. The Company’s strategy is to grow organically, remain debt-free and distribute substantial dividends. The Company’s Nevada Mining Unit consists of five high-grade gold properties located in the Walker Lane Mineral Belt, with the Isabella Pearl gold mine in current production. Nevada, U.S.A. is among the world’s premier mining friendly jurisdictions.

Cautionary Statements:  This press release contains forward-looking statements that involve risks and uncertainties. If you are risk-averse you should NOT buy shares in Fortitude Gold Corp.  The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements.  Such forward-looking statements include, without limitation, the statements regarding the Company’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material are forward-looking statements.  All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements.

Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate.  The Company's actual results could differ materially from those discussed in this press release.  In particular, the scope, duration, and impact of the COVID-19 pandemic on mining operations, Company employees, and supply chains as well as the scope, duration and impact of government action aimed at mitigating the pandemic may cause future actual results to differ materially from those expressed or implied by any forward-looking statements.  Also, there can be no assurance that production will continue at any specific rate.

Contact:
Greg Patterson
719-717-9825
greg.patterson@fortitudegold.com
www.Fortitudegold.com